Exhibit 21.1

NATIONAL INVESTMENT MANAGERS INC.

List of Subsidiaries

STATE OF
SUBSIDIARY NAME	INCORPORATION	ADDRESS

ABR Advisors, Inc.	Delaware	2985 Navajo Street
Yorktown Heights, NY 10598

Alan N. Kanter & Associates, Inc.	Maryland	31 Walker Avenue, Ste. 200
Pikesville, MD 21208-4020

Alaska Pension Services, Ltd.	Alaska	400 D Street, Suite 300
Anchorage, AK 99501

Asset Preservation Corp.	Pennsylvania	110 Gibraltar Road, Suite 101
Horsham, PA 19044-2376

Benefit Dynamics, Inc.	Pennsylvania	89 N. Haddon Avenue, Suite D
Haddonfield, NJ 08033

Benefit Management Inc.	Massachusetts	3 Lyons Way
North Attleboro, MA 02763

BPI/PPA Inc.	Delaware	1013 Centre Road
Wilmington, DE 10805

California Investment Annuity Sales, Inc.	California	4640 Admiralty Way, 9th Floor
Marina Del Rey, CA 90292

Circle Pension, Inc.	New York	Empire State Bldg.,
350 Fifth Ave., Ste. 534
New York, NY 10118

Complete Investment Management, Inc.	Pennsylvania	110 Gibraltar Road, Suite 101
Pennsylvania Business Campus
Horsham, PA 19044

Doyle Barnett Associates, Inc.	New York	2985 Navajo Street
Yorktown Heights, NY 10598

Haddon Strategic Alliances, Inc.	New Jersey	426 Queensboro Lane
Haddonfield, NJ 08033

Lamoriello & Co., Inc.	Rhode Island	2374 Post Road, Suite 1
Warwick, RI 02886

National Actuarial Pension Services, Inc.	Texas	10777 Westheimer Road, Suite 220
Houston, TX 77042

National Associates, Inc. NW	Washington	2212 2nd Avenue, West
Seattle, WA 98119

Pension Administration Services, Inc.	Pennsylvania	110 Gibraltar Road, Suite 101
Horsham, PA 19044-2376

Exhibit 21.1

NATIONAL INVESTMENT MANAGERS INC.

List of Subsidiaries

STATE OF
SUBSIDIARY NAME	INCORPORATION	ADDRESS

Pentec Capital Management, Inc.	Connecticut	72 Queen Street
Southington, CT 06489P

Pentec, Inc.	Connecticut	72 Queen Street
Southington, CT 06489

Pension Technical Services, Inc	Colorado	6400 S. Fiddlers Green Circle, Suite 500
d/b/a REPTECH Corp.		Greenwood Village, CO 80111

Southeastern Pension Services, Inc.	Florida	1525 International Parkway, Suite 2071
Lake Mary, FL 32746

Stephen H. Rosen & Associates, Inc.	New Jersey	89 North Haddon Avenue
Haddonfield, NJ 08033

The Pension Alliance, Inc.	Pennsylvania	2578 Interstate Drive, Suite 102
Harrisburg, PA 17110

The Pension Group, Inc.	California	23046 Avenida de la Carlota
Laguna Hills, CA 92653

Valley Forge Consulting Corporation	Pennsylvania	998 Old Eagle School Road, Suite 1206
Wayne, PA 19087

VEBA Administrators, Inc.	California	4640 Admiralty Way, 9th Floor
d/b/a Benefit Planning, Inc.		Marina Del Rey, CA

V.F. Associates, Inc	Pennsylvania	998 Old Eagle School Road, Suite 1206
Wayne, PA 19087

VFE Merger Corp.		998 Old Eagle School Road, Suite 1206
a/k/a/ Valley Forge Enterprises, Ltd.	Pennsylvania	Wayne, PA 19087

V.F. Investment Services Corp.	Pennsylvania	998 Old Eagle School Road, Suite 1206
Wayne, PA 19087